EXHIBIT 99.1

The Board of Directors recommends that you REJECT the Comrit Offer and not tender your shares.

September 16, 2021

Dear Stockholder:
I am writing to you on behalf of the board of directors (the "Board") of Sila Realty Trust, Inc. (the "Company", "we", "our", or "us") to notify you about the unsolicited tender offer being made for shares of the Company's Class A common stock and Class T common stock (the "Shares") by an unaffiliated third party in what we believe is an opportunistic attempt to purchase your shares at a low share price.
Comrit Investments 1, Limited Partnership (“Comrit”) notified the Company that Comrit intends to make an unsolicited tender offer to the holders of our Shares (the "Comrit Offer"). You may have already received Comrit's tender offer materials (the "Tender Offer Materials"). Comrit is offering to purchase up to an aggregate of 688,468 Class A shares and 172,117 Class T shares at a price of $5.81 per share in cash.
In evaluating the terms of the Comrit Offer, the Board: (1) reviewed the terms and conditions of the Comrit Offer; (2) considered other information relating to the Company's historical financial performance, portfolio of assets and future opportunities; (3) evaluated various factors it deemed relevant in light of its knowledge of the Company's business, financial condition, portfolio of assets and future prospects; and (4) took into account the fact that Comrit is making the offer for investment purposes and with the intention of making a profit from the ownership of the Shares.
The following are the material factors considered by the Board in evaluating the Comrit Offer:
(i)The Board believes that the Comrit Offer represents an opportunistic attempt by Comrit to purchase the Shares at a low share price and make a profit and, as a result, deprive any Company stockholders who tender their Shares of the potential opportunity to realize the full long-term value of their investment in the Company. The Board notes that because the Company is a non-exchange traded REIT, there is a limited market for the Company's common stock, and there can be no certainty regarding the long-term value of the Company's common stock because the value is dependent on a number of factors including: changes in economic conditions generally and the real estate market specifically, including as a result of the impact of the ongoing COVID-19 pandemic; legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts; policies and guidelines applicable to real estate investment trusts; the Company's ability to maintain tenant occupancy levels; and the availability of capital and debt financing.

(ii)As admitted by Comrit, it is making the offer "with the intention of making a profit." Comrit is a for profit business that, among other things, capitalizes on the illiquidity of shares by buying shares at what Comrit believes is a discounted price in order to make a profit. The Comrit Offer indicates that Comrit believes that the Shares will be worth more in the future. Neither we nor any of our affiliates are in any way affiliated with Comrit. Comrit states that it was "motivated to establish the lowest price which might be acceptable to [the Company’s] shareholders" and acknowledges that the price of $5.81 per Share offered is below the Company's estimated net asset value ("NAV") of $8.20 per Share (the "Estimated Per Share NAV"). Although this does not represent the price that a stockholder could obtain in the open market, or otherwise, the price of the Comrit Offer is only approximately 70% of the Company's Estimated Per Share NAV. The current NAV was determined and announced in July 2021.
Comrit further concedes that "[n]o independent person has been retained to evaluate or render any opinion with respect to the fairness of the [o]ffer [p]rice and no representation is made by [Comrit] or any affiliate of [Comrit] as to such fairness." This arbitrary methodology is in contrast to the rigorous methods used by the Company in developing its NAV, including the engagement of an independent third-party appraisal firm. Comrit acknowledges that the price of the offer was established based on Comrits's objectives and not necessarily based on what is in the best financial interest of you and the other Company stockholders. Moreover, Comrit admits that it has "not made an independent appraisal of the Shares or the [Company's] properties" and that Comrit is "not qualified to appraise real estate."
(iii)The value of our shares will fluctuate over time in response to developments related to individual assets in our portfolio and the management of those assets, in response to the real estate and finance markets, and due to other factors. In particular, the outbreak of COVID-19, together with the resulting restrictions on travel and quarantines imposed, has had a negative impact on the economy and business activity globally. The extent to which our business may be affected by COVID-19 will largely depend on future developments with respect to the continued spread and treatment of the virus, which we cannot accurately predict. Any long-term impact of this situation, even after an economic rebound, remains unclear. These risks are not reflected in our current Estimated Per Share NAV.
(iv)As has been publicly disclosed, on July 22, 2021, the Company announced that it sold a 29-property data center portfolio, comprising the entirety of the Company’s data center properties. Net cash proceeds received from the sale were used to distribute meaningful cash liquidity to our stockholders through a $1.75 per share special cash distribution, and significantly reduced leverage. We believe these events place the Company in a strong financial position, as we intend to approach a liquidity event through a public market listing, subject to, among other considerations, market conditions, within the time frame communicated during our offering.
(v)The Securities and Exchange Commission (the "SEC") has recommended "extreme caution" to investors with respect to the heightened risks involved with offers such as the Comrit Offer. In addition to this letter, we strongly encourage you to read the information provided by the SEC, here (www.sec.gov/investor/pubs/minitend.htm) and here (www.sec.gov/rules/interp/34-43069.htm). The SEC makes the following admonitions:
1.If the offer is for less than 5% of a company's shares, it is a "mini-tender offer" and "you should proceed with caution." The Comrit Offer is for, at maximum, less than 1% of our shares. Thus, they are mini-tender offers, and you should proceed with caution.

2."Some bidders make mini-tender offers at below-market prices, hoping that they will catch investors off guard if the investors do not compare the offer price to the current market price."
3."[I]nvestors typically feel pressured to tender their shares quickly without having solid information about the offer or the people behind it."
4."[M]ini-tender offers typically do not provide the same disclosure and procedural protections that larger, traditional tender offers provide." We believe the materials provided along with the Comrit Offer fail to adequately address certain matters, such as: a complete description of the risks associated with the Comrit Offer; a clear discussion of the methodologies used by Comrit to determine the price of the offer or how it has valued the Company's shares; and completeness of disclosure as to the identity of Comrit, its control persons and promoters and their financial wherewithal.
(vi)There is no guarantee that the Comrit Offer can or will be completed as soon as Comrit contemplates in its offer. The Comrit Offer does not initially expire until October 31, 2021, and this date may be extended by Comrit, subject to compliance with applicable securities laws, in its sole discretion. Comrit expressly reserves the right to amend the terms of the Comrit Offer, including by decreasing the $5.81 per Share offer price or by changing the number of Shares being sought or the type of consideration, at any time before the Comrit Offer expires.
In summary, we believe the Comrit Offer represents an attempt by Comrit to catch current stockholders of the Company off-guard and acquire the Shares at a low price in order to make a profit and, as a result, deprive the stockholders that tender their Shares of the Company's common stock of the full potential long-term value of the Shares. As provided by Comrit in the Comrit Offer, stockholders who tender their Shares of the Company's common stock will assign their right to receive distributions that are paid after the Comrit Offer expires. Stockholders who tender their shares pursuant to the Comrit Offer would thus give up their rights to any distributions after October 31, 2021 (or such other date to which the Comrit Offer may be extended).
In light of the above factors, the Board strongly recommends that the Company's stockholders reject the Comrit Offer. Each stockholder must independently evaluate whether to tender its shares of the Company's common stock to Comrit pursuant to the Comrit Offer.
The Board understands that you must make your own independent decision whether to tender or refrain from tendering your shares of the Company's common stock. We strongly urge you to carefully consider all aspects of the Comrit Offer in light of your own circumstances, including: (i) your investment objectives; (ii) your financial circumstances, including your tolerance for risk and need for immediate liquidity that cannot be satisfied by other means; (iii) other financial opportunities available to you; (iv) your own tax position and tax consequences and (v) other factors you determine are relevant to your decision. You should carefully review all of the Tender Offer Materials sent to you by Comrit, as well as the Company's publicly available annual, quarterly and other reports, and consult with your own financial, tax and other advisors in evaluating the Comrit Offer before deciding whether to tender your shares of the Company's common stock.
PLEASE CONSULT WITH YOUR TAX ADVISOR ABOUT THE IMPACT OF A SALE ON YOUR OWN PARTICULAR SITUATION.
To accept the Comrit Offer, follow the instructions in Comrit's Tender Offer Materials. To reject the Comrit Offer, simply ignore them; you do not need to respond to anything. If you have already agreed to tender your

Shares pursuant to the Comrit Offer, you may withdraw your acceptance of the Comrit Offer by notifying Comrit at any time prior to the termination of the Comrit Offer.
Should you have any questions or need further information about your options, please feel free to contact the Company's Investor Relations Department at IR@silarealtytrust.com or by writing to Computershare, Alternative Investments, P.O. Box 43007, Providence, RI 02940-3007.
Be well and be safe.
Sincerely,
Michael A. Seton
Chief Executive Officer and President

Cautionary Note Regarding Forward-Looking Statements
Certain statements of the Company included in this letter that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or related assumptions or forecasts) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as "may," "should," "expect," "could," "intend," "plan," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology. The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the above involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company's SEC reports, including, but not limited to, the impact of the ongoing COVID-19 pandemic; the risk that our NAV may not reflect the value that our stockholders would receive upon the liquidation of our assets and settlement of our liabilities or a sale of the Company; the risks related to the availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the Company's business; and other factors, including those set forth in the Risk Factors provided in the Company's Annual Report on Form 10-K.